United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
 __________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 28, 2013

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On May 28, 2013, Urstadt Biddle Properties Inc. (the "Company"), through a wholly-owned subsidiary, acquired two retail properties totaling 24,350 square feet in Greenwich, Connecticut, located in Fairfield County (the "Greenwich Properties") for $18.0 million from an unaffiliated property owner. The purchase was funded with $10.9 million in available cash from the Company's stock offerings in October 2012 and the assumption of two mortgages payable, encumbering the properties in the combined amount of $7.7 million.  The mortgages are held by Peoples United Bank.  The mortgages mature in August 2016 and have a fixed interest rate of 6.76%.
On May 29, 2013, the Company issued a press release announcing the acquisition of the Greenwich Properties. A copy of the press release is attached hereto as Exhibit 99.1.
In addition, on May 2, 2013, the Company, through a wholly-owned subsidiary, acquired a retail property totaling 109,000 square feet in New Providence, New Jersey, located in Union County (the "New Providence Property") for $34.9 million from an unaffiliated property owner. The purchase was funded with $16.2 million in available cash from the Company's stock offerings in October 2012 and the assumption of a first mortgage payable encumbering the property in the amount of $15.8 million.  The mortgage is serviced by Wells Fargo Bank N.A.  The mortgage matures on January 6, 2022 and has a fixed interest rate of 5.68%.
On May 2, 2013, the Company issued a press release announcing the acquisition of the New Providence Property. A copy of the press release is attached hereto as Exhibit 99.2.
Earlier in the year the Company acquired the 14,500 square foot Bernards Square Medical Office Building in Bernardsville, NJ (Somerset County) and the 9,120 square foot Clockwork Childcare Center in Chester, NJ (Morris County) (the "Somerset and Morris County Properties") for a combined purchase price of $6.45 million from an unaffiliated property owner.  Both properties were purchased free and clear of mortgages. The $6.45 million acquisition was funded with proceeds from the Company's stock offerings in October 2012.
On January 4, 2013, the Company issued a press release announcing the acquisition of the Somerset and Morris County Properties.  A copy of the press release is attached hereto as Exhibit 99.3.
In December 2012, the Company, through two wholly-owned subsidiaries, completed the purchase of a fifty percent tenant-in-common interest in the Chestnut Ridge Shopping Center in the town of Montvale, New Jersey (Bergen County) and Plaza 59 Shopping Center in Spring Valley, New York (Rockland County) (the "Retail Joint Ventures") for a combined purchase price of $18.2 million from an unaffiliated property owner. The interests in both properties were purchased free and clear of mortgages. The $18.2 million acquisition was funded with proceeds from the Company's stock offerings in October 2012.
On December 21, 2012, the Company issued a press release announcing the investments in the Retail Joint Ventures.  A copy of the press release is attached hereto as Exhibit 99.4.
Item 9.01    Financial Statements and Exhibits.
(a)	Financial Statements of Real Estate Acquired.
The Company intends to file any required financial statements or pro forma financial information for the properties acquired by amendment hereto no later than 71 days after this current report is required to be filed.
(b)	Pro Forma Financial Information
See paragraph (a) above
(c)	Not applicable
(d)	The following exhibits are filed as part of this report:
Exhibit No.	Description
99.1	Press release dated May 29, 2013
99.2	Press release dated May 2, 2013
99.3	Press release dated January 4, 2013
99.4	Press release dated December 21, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 30, 2013	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes John T. Hayes Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 29, 2013
99.2	Press release dated May 2, 2013
99.3	Press release dated January 4, 2013
99.4	Press release dated December 21, 2012